     As filed with the Securities and Exchange Commission on March 26, 2002
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                                  Maxygen, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                       77-0449487
    (State of Incorporation)               (I.R.S. Employer Identification No.)

                                 ______________

                               515 Galveston Drive
                             Redwood City, CA 94063
                    (Address of principal executive offices)

                                 ______________

                             1997 Stock Option Plan
                        1999 Employee Stock Purchase Plan
                       2000 Non-Officer Stock Option Plan
                      2000 International Stock Option Plan
                            (Full title of the plans)


                                 Michael Rabson
                                 General Counsel
                                  Maxygen, Inc.
                               515 Galveston Drive
                             Redwood City, CA 94063
                                 (650) 298-5300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ______________


                         CALCULATION OF REGISTRATION FEE

=========================== ========================== ======================= ======================== ========================
                                                         Proposed maximum        Proposed maximum
    Title of securities                                       offering                aggregate                Amount of
     to be registered       Amount to be registered(1)  price per share (2)      offering price (2)        registration fee
--------------------------- -------------------------- ----------------------- ------------------------ ------------------------
 Stock options and common
 stock (par value $0.0001)       4,515,214 shares         $12.29 - $14.14          $55,911,824.71               $5,144
=========================== ========================== ======================= ======================== ========================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Maxygen's common stock that become issuable under the 1997 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the 2000 Non-Officer Stock Option Plan and the 2000 International Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Maxygen's receipt of consideration that results in an increase in the number of Maxygen's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of Maxygen's common stock as reported on the Nasdaq National Market on March 20, 2001. The offering price per share and aggregate offering price for the common stock issuable pursuant to outstanding options under the 2000 Non-Officer Stock Option Plan and the 2000

         International Stock Option Plan is based upon the exercise price of the issued options. The following chart illustrates the calculation of the registration fee:

=========================================================================================================================
           Description of Shares             Number of Shares     Offering Price per Share     Aggregate Offering Price
-------------------------------------------------------------------------------------------------------------------------
    Common stock issuable pursuant to
    unissued options under the 1997
    Stock Option Plan                            1,361,056                 $12.29                  $16,727,378.24
-------------------------------------------------------------------------------------------------------------------------

    Common stock issuable under the 1999
    Employee Stock Purchase Plan                   200,000                 $12.29                  $ 2,458,000.00
-------------------------------------------------------------------------------------------------------------------------

    Common stock issuable pursuant to
    outstanding options under the 2000
    Non-Officer Stock Option Plan                  313,077             $12.52 - $14.14             $ 4,107,516.53
-------------------------------------------------------------------------------------------------------------------------

    Common stock issuable pursuant to
    unissued options under the 2000
    Non-Officer Stock Option Plan                1,436,923                 $12.29                  $17,659,783.67
-------------------------------------------------------------------------------------------------------------------------

    Common stock issuable pursuant to
    outstanding options under the 2000
    International Stock Option Plan                100,497             $12.99 - $14.14             $ 1,395,152.58
-------------------------------------------------------------------------------------------------------------------------

    Common stock issuable pursuant to
    unissued options under the 2000
    International Stock Option Plan              1,103,661                 $12.29                  $13,563,993.69
-------------------------------------------------------------------------------------------------------------------------

    Proposed Maximum Aggregate Offering
    Price                                                                                          $55,911,824.71
=========================================================================================================================

                                Explanatory Note

     This registration statement on Form S-8 is being filed for the purpose of registering (i) an additional 1,361,056 shares of common stock of Maxygen, Inc. to be issued pursuant to options under Maxygen's 1997 Stock Option Plan, as amended, (ii) an additional 200,000 shares of Maxygen common stock to be issued under Maxygen's 1999 Employee Stock Purchase Plan, as amended, (iii) an additional 1,750,000 shares of common stock of Maxygen, Inc. to be issued pursuant to options under Maxygen's 2000 Non-Officer Stock Option Plan, as amended and (iv) an additional 1,204,158 shares of Maxygen common stock issuable pursuant to options under Maxygen's 2000 International Stock Option Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Maxygen with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this registration statement:

     (a) Maxygen's latest annual report on Form 10-K (File No. 000-28401) for the year ended December 31, 2001, filed pursuant to Sections 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of Maxygen's common stock that is contained in a registration statement on Form 8-A (File No. 000-28401), filed with the Commission on December 7, 1999 pursuant to Section 12 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by Maxygen pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock being registered hereby will be passed upon for Maxygen by Heller Ehrman White & McAuliffe, LLP, Menlo Park, CA. Heller Ehrman White & McAuliffe, LLP and certain of its employees beneficially own approximately 18,424 shares of Maxygen common stock. Julian N. Stern, the sole shareholder of a professional corporation that is a partner of Heller Ehrman White & McAuliffe, LLP and the Secretary of Maxygen, beneficially owns 65,702 shares of Maxygen common stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his or her fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. Maxygen's Amended and Restated Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

     Under Section 145 of the DGCL Maxygen has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Maxygen's Certificate of Incorporation and By-laws require Maxygen to indemnify its directors and officers to the full extent permitted by the DGCL. The Certificate of Incorporation and By-laws also require Maxygen to advance litigation expenses upon receipt of an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     Maxygen has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. Maxygen also maintains an insurance policy for its directors and officers insuring against certain liabilities arising in their capacities as such.

                                    EXHIBITS

Exhibit
Number

     5.1       Opinion of Heller Ehrman White & McAuliffe, LLP
    23.1       Consent of Ernst & Young LLP, Independent Auditors
    23.2       Consent of Heller Ehrman White & McAuliffe, LLP (included in
               Exhibit 5.1)
    24         Power of Attorney (included on the signature page)
    99.1       1997 Stock Option Plan, as amended, including applicable
               option agreement (Exhibit 10.1) (1)
    99.2       1999 Employee Stock Purchase Plan, as amended (Exhibit 10.11) (1)
    99.3       2000 Non-Officer Stock Option Plan, including applicable option agreement (2)

     99.4 2000 International Stock Option Plan, including applicable option agreement (3)


     (1) Incorporated by reference to the indicated exhibit to Maxygen's Annual Report on Form 10-K (File No. 000-28401) for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 21, 2001.

     (2) Incorporated by reference to exhibit 99.3 to Maxygen's Registration Statement on Form S-8 (No. 333-57486) filed with the Securities and Exchange Commission on March 23, 2001.

     (3) Incorporated by reference to exhibit 10.6 to Maxygen's Annual Report on Form 10-K (File No. 000-28401) filed with the Securities and Exchange Commission on March 25, 2002.

                                  UNDERTAKINGS


1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, CA, on March 26, 2002.

                                  MAXYGEN, INC.

                                  By: /s/ Russell J. Howard
                                     -------------------------------------------
                                          Russell J. Howard
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Rabson and Lawrence W. Briscoe, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                          Title                        Date

/s/ Russell J. Howard        Chief Executive Officer and          March 26, 2002
-------------------------    Director (Principal Executive
Russell J. Howard            Officer)

/s/ Lawrence W. Briscoe      Chief Financial Officer (Principal   March 26, 2002
-------------------------    Financial and Accounting Officer)
Lawrence W. Briscoe

/s/ Isaac Stein              Director                             March 26, 2002
-------------------------
Isaac Stein

/s/ Robert J. Glaser         Director                             March 26, 2002
-------------------------
Robert J. Glaser

/s/ M.R.C. Greenwood         Director                             March 26, 2002
-------------------------
M.R.C. Greenwood

/s/ Ernest Mario             Director                             March 26, 2002
-------------------------
Ernest Mario

/s/ Gordon Ringold           Director                             March 26, 2002
-------------------------
Gordon Ringold

/s/ George Poste             Director                             March 26, 2002
-------------------------
George Poste

                                  EXHIBIT INDEX

   Exhibit                                                            Sequential
    Number                                                          Page Numbers

      5.1      Opinion of Heller Ehrman White & McAuliffe, LLP

     23.1      Consent of Ernst & Young LLP, Independent Auditors

     23.2      Consent of Heller Ehrman White & McAuliffe, LLP (included in
               Exhibit 5.1)

     24        Power of Attorney (included on the signature page)

     99.1 1997 Stock Option Plan, as amended, including applicable option agreement (Exhibit 10.1) (1)

     99.2      1999 Employee Stock Purchase Plan, as amended (Exhibit 10.11) (1)

     99.3 2000 Non-Officer Stock Option Plan, including applicable option agreement (2)

     99.4 2000 International Stock Option Plan, including applicable option agreement (3)


     (1) Incorporated by reference to the indicated exhibit to Maxygen's Annual Report on Form 10-K (File No. 000-28401) for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 21, 2001.

     (2) Incorporated by reference to exhibit 99.3 to Maxygen's Registration Statement on Form S-8 (No. 333-57486) filed with the Securities and Exchange Commission on March 23, 2001.

     (3) Incorporated by reference to exhibit 10.6 to Maxygen's Annual Report on Form 10-K (File No. 000-28401) filed with the Securities and Exchange Commission on March 25, 2002.